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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    August 20, 1999
                                                --------------------------------

                              CROWN NORTHCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-22936                  22-3172740
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(State or Other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)                File Number)          Identification No.)


                1251 Dublin Road, Columbus, Ohio         43215
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             (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code      (614) 488-1169
                                                  ------------------------------

                                 Not Applicable
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         (Former name or former address, if changed since last report.)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Effective August 20, 1999, Crown NorthCorp, Inc. sold its interests in HMR Sweden, L.L.C., Catella/Crown NorthCorp Joint Venture AB and a related asset management contract for total consideration of approximately $3,500,000 cash. The principle followed in determining the consideration was arm's length negotiation. The sale represents the disposition of substantially all of the company's European Operations.

Catella/Crown NorthCorp Joint Venture AB ("CCJV"), in which the company had a 50% ownership interest, entered into an agreement to manage for Telereit Holding AB a portfolio of assets in Sweden. Effective August 20, Crown sold its interests in CCJV for approximately $30,000 to Catella Boardroom Consulting AB, the holder of the remaining ownership interest.

In conjunction with placing the Telereit transaction and entering into the asset management agreement, the company in 1998 made an equity investment in Telereit Holding through HMR Sweden, L.L.C., an affiliate of Harbert Management Corporation. HMR Sweden, in turn, invested in Telereit Holding. Effective August 20, HMR Sweden transferred to Crown, in complete redemption of Crown's interests in HMR, those shares and owner's debt representing Crown's equity investment in Telereit Holding. Crown sold those shares and owner's debt to Catella Holding AB for $3,470,000 cash. From the proceeds of sale, the company repaid MarRay Investments, LLC, an affiliate of Harbert, $979,754 in satisfaction of indebtedness the company incurred in conjunction with its investment in Telereit. The company also paid Harbert from the proceeds the sum of $726,000 in satisfaction of the company's obligations to Harbert under a certain payment of fees agreement entered into between Harbert and a subsidiary of the Crown in consideration of Harbert's investment in Telereit and the loan from MarRay. Additionally, as a result of the sale to Catella Holding, Crown is no longer liable for approximately $625,000 of Telereit's obligations under a credit facility; letters of credit issued by a bank securing Crown's liability have been terminated and returned.

The carrying value of the interests sold was approximately $2,800,000 at June 30, 1999.

The company had entered into an agreement on May 13, 1999 to sell the assets described above to affiliates of Harbert. Catella Boardroom and Catella Holding acquired the assets from Crown pursuant to a right of first refusal. In conjunction with the closing of the sales on August 20, the company and the Harbert affiliates terminated their May 13 agreement.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

Not applicable
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(b)  Pro Forma Financial Information

Crown has determined that it is impracticable to provide the required pro forma financial statements with this Report. The company will file such pro forma financial statements by amendment to this Report or otherwise as soon as practicable but no later than November 7, 1999.

(c)  Exhibits

1.   Purchase and sale agreement between Crown NorthCorp, Inc.
     and Catella Boardroom Consulting AB.

2. Purchase and sale agreement between Crown NorthCorp, Inc. and Catella Holding AB.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CROWN NORTHCORP, INC.

September 7, 1999                     By:   /s/ Stephen W. Brown
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                                            Stephen W. Brown
                                            Secretary
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                                INDEX TO EXHIBITS

1. Purchase and sale agreement between Crown NorthCorp, Inc. and Catella Boardroom Consulting AB.

2. Purchase and sale agreement between Crown NorthCorp, Inc. and Catella Holding AB.